Exhibit 10.2

                                                                  EXECUTION COPY

                AMENDED AND RESTATED DEBENTURE PURCHASE AGREEMENT

      This Amended and Restated Debenture Purchase Agreement (this "Agreement") is entered into as of the 30th day of September, 2004 by and among E. Khashoggi Industries, LLC, a Delaware limited liability company ("EKI"), EarthShell Corporation, a Delaware corporation ("EarthShell"), and SF Capital Partners, Ltd., an international business company organized under the laws of the British Virgin Islands ("Holder" and, together with EKI and EarthShell, collectively, the "Parties" and individually, a "Party").

      WHEREAS, there are currently outstanding $6,800,000 aggregate principal amount of Secured Convertible Debentures due March 5, 2006 issued by EarthShell (the "Debentures");

      WHEREAS, the Debentures were issued pursuant to that certain Loan and Securities Agreement, dated March 5, 2003 (the "Loan Agreement");

      WHEREAS, Holder is the holder of $4,500,000 principal amount (the "Subject Principal Amount") of Debentures (the "Subject Debentures");

      WHEREAS, there currently is one or more events of default under the Debentures (collectively, a "Default");

      WHEREAS, in July, 2004, the Parties entered into that certain Debenture Purchase Agreement (the "Original Agreement"), which provided for, among other things, the conversion of a portion of the Subject Debenture into shares of EarthShell Common Stock and the purchase by EKI of the remaining Subject Debentures;

      WHEREAS, Holder wishes to convert, and EarthShell wishes to have Holder convert the Subject Debentures into shares of common stock of EarthShell ("Common Stock") pursuant to the terms and conditions of the Subject Debentures and as set forth herein;

      WHEREAS, EarthShell is obligated to repay advances previously made by EKI in the aggregate principal amount of $2,755,000 (the "EKI Indebtedness"); and

      WHEREAS, the Parties wish to amend and restate the Original Agreement in its entirety.

      NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

      1. Conversion of Debentures. Subject to the terms and conditions set forth in this Agreement, Holder hereby agrees to convert the Subject Principal Amount of the Subject Debentures into an aggregate of 750,000 shares of Common Stock of EarthShell (the "Acquired Shares") in accordance with the terms of the Subject Debentures.

      2. [Omitted Intentionally.]

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      3. Cash Payment. In consideration for the waiver of the Default, at the
Closing (as defined herein), EKI shall pay to Holder the sum of $1,000,000 (the "Cash Consideration").

      4. Payment of Royalties.

      (a) In consideration for the Holder's waiver of the Default, EarthShell hereby agrees to pay to Holder the Applicable Percentage (as defined below) of all royalties or other cash consideration that EarthShell receives following the date of this Agreement from the licensing, sublicensing, sale or transfer of EarthShell's technology (whether owned or licensed from a third party), but only to the extent that such royalties and cash consideration exceed the sum of $250,000 multiplied by the number of full calendar months commencing July 1, 2004 and ending with the end of the calendar month in which the subject royalties or other cash consideration are received (the "Excess Royalties"), and only until such time as EarthShell has paid to Holder pursuant to this Section 4 an amount equal to $2,375,000.00 (such amount being the "Deficiency"). The Excess Royalties shall not include any payments received by EarthShell for technical services rendered or for expense reimbursements. Such Excess Royalties shall be paid to Holder on a monthly basis thirty (30) days after the end of the month in which such Excess Royalties were received by EarthShell; provided, however, that prior to making such payment, EarthShell shall notify Holder fifteen (15) days following the end of the month in which such Excess Royalties were received by EarthShell of its intent to distribute Excess Royalties (and the amount thereof) pursuant to this Section 4, and if such notice constitutes or reasonably might constitute material, nonpublic information about EarthShell, then Earth Shell shall publicly announce or disclose such information concurrently with or prior to the provision of such notice to Holder, and Holder may, at its option, exercisable by notice to EarthShell given within ten (10) days following the receipt of the notice from EarthShell of its intent to distribute Excess Royalties, convert a portion of the then-outstanding Deficiency equal to the amount of the Excess Royalties (or any fraction thereof) to be paid to Holder as set forth in such notice to Holder into shares of Common Stock pursuant to Section 5(a) in lieu of receipt of such payment of Excess Royalties (or the applicable fraction thereof). For the avoidance of doubt, any Excess Royalties paid hereunder shall be determined on a cumulative basis, such that if, in any given calendar month, EarthShell receives royalties or other consideration for its technology of less than $250,000, the royalties or other cash consideration received in that month shall be added to the royalties or other cash consideration received in the next month, and EarthShell shall be entitled to retain $500,000 for any two month period, $750,000 for any three month period, etc., before paying out any Excess Royalties. By way of example, if in month 1, EarthShell receives royalties or other cash consideration of $100,000, in month 2, EarthShell receives royalties or other cash consideration of $200,000, and in month 3 EarthShell receives royalties or other cash consideration of $500,000, EarthShell shall only be obligated to pay Excess Royalties in the amount of $25,000 for the third month (($800,000 less $750,000) x 50%). At EarthShell's option and subject to Section 4(b) below, it may pay to Holder a greater percentage of the Excess Royalties or it may apply cash revenues or proceeds from other sources (such as from capital contributions or from financing proceeds) to repay the outstanding balance of the Deficiency, but any such payments against the Deficiency shall also be subject to the same advance notice requirements and Holder's option to convert such payments to Common Stock as set forth above in this Section 4 with regard to distributions to Holder of Excess Royalties. For purposes of this Section 4, the "Applicable Percentage" shall equal 50% less any percentage interest in the Excess Royalties payable to the other holders of the Debentures, provided, however, that in no event shall the Applicable Percentage be less than 33%, and provided further that in no event shall the percentage interest in the Excess Royalties payable to any other holder of the Debentures exceed 50% multiplied by the percentage obtained by dividing the principal amount of the Debentures owned by such holder by $6,800,000.

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      (b) In addition to its rights provided in Section 4(a) above, if
EarthShell issues shares of Common Stock or a Convertible Instrument in exchange for cash at any time during the period commencing on the date hereof and ending on the date the Deficiency has been paid in full, then EarthShell shall promptly notify Holder and Holder may, at its option, given no later than 15 days following receipt of the notice, require EarthShell to pay to Holder 33% of the cash proceeds received by EarthShell from each such issuance (but not in excess of the remaining balance of the Deficiency)..

      5. Conversion.

            (a) Right to Convert. EarthShell and Holder hereby agree that, subject to the limitations set forth in Section 5(b), the amount of the Deficiency then outstanding (i.e., the amount of the initial Deficiency less the sum of the total payments previously made to Holder pursuant to Section 4 and the amount of any Deficiency previously converted into EarthShell Common Stock pursuant to this Section 5) shall be convertible, in whole or in part, at the option of Holder, exercisable from time to time after the Closing, into shares of Common Stock at the Conversion Price (as defined in Section 6(a)). The Holder may effect conversions under this Section 5(a), by delivering to EarthShell a written notice setting forth the amount of the Deficiency to be converted (a "Holder Conversion Notice"). The date such notice is received by EarthShell is referred to herein as the Conversion Date. If a conversion hereunder may not be effected in full due to the application of Section 5(b), EarthShell shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a written notice indicating the amount of the Deficiency which has not been converted. Subject to the provisions of this Section 5 and Section 6 below, the conversion subject to each Holder Conversion Notice, once given, shall be irrevocable.

            (b) Restrictions.

                  (i) Notwithstanding anything to the contrary contained herein, the number of Conversion Shares (as defined in Section 6(a))that may be acquired by the Holder upon any conversion of the outstanding balance of the Deficiency shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the Conversion Shares issuable upon such conversion), unless such restriction is waived by Holder at least sixty one (61) days prior to the Conversion Date, but in no event shall the number of such shares of Common Stock beneficially owned by Holder for purposes of Section 13(d) of the Exchange Act exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including the Conversion Shares issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Holder Conversion Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Conversion Shares issuable in respect of such Holder Conversion Notice does not violate the restriction contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that the Holder may receive in the event of a merger, sale or other business combination or reclassification involving EarthShell.

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                  (ii) Subject to this Section 5(b)(ii), EarthShell shall not be obligated to, and EarthShell shall not, issue Conversion Shares upon conversion of the Deficiency or Additional Shares (as defined in Section 10) to the extent that such shares, when aggregated with the Unregistered Shares and any shares of Common Stock issued upon conversion of other deficiencies established with respect to Debentures other than the Subject Debentures, will equal or exceed
20% of the outstanding shares of Common Stock on the trading day immediately preceding the Closing (the "Issuable Maximum") at a Conversion Price below the closing price on the trading day immediately preceding the Closing, unless a majority of the EarthShell shareholders vote in favor of the issuance of Conversion Shares and Additional Shares in excess of the Issuable Maximum restriction; provided, that, if it appears likely that the number of Conversion Shares or Additional Shares to be issued to Holder hereunder will be limited by the Issuable Maximum, EarthShell shall, within two (2) months of making such determination, submit to its shareholders for their approval this Agreement and the transactions contemplated hereby, including, but not limited to, the issuance of the Conversion Shares and Additional Shares (whether less than or greater than the number constituting the Issuable Maximum); provided, further, that EarthShell may elect to submit this Agreement and the transactions contemplated hereby to its shareholders at any earlier time, including at its 2005 annual shareholders meeting; and, provided, further, that EKI and Essam Khashoggi hereby agree to vote all shares of Common Stock owned by each of them in favor of approval of this Agreement and the transactions contemplated hereby, including, but not limited to, the issuance of the Conversion Shares and Additional Shares (whether less than or greater than the number constituting the Issuable Maximum). If EarthShell is required to issue Conversion Shares or Additional Shares to Holder, but is prevented from doing so by this Section 5(b)(ii), then those Conversion Shares or Additional Shares in excess of the Issuable Maximum not delivered to Holder shall be delivered to Holder immediately following EarthShell's receipt of the aforementioned shareholder approval. If the shareholders fail to consent to the issuance of shares in excess of the Issuable Maximum, and the issuance of the Conversion Shares or Additional Shares would cause the Issuable Maximum to be exceeded, EarthShell shall issue to the Holder such number of Conversion Shares as may be issued without violating the Issuable Maximum and Holder will continue to hold the unconverted portion of the Deficiency. Notwithstanding anything to the contrary, this Section 5(b)(ii) shall only apply if EarthShell is required to comply with NASD Rule 4350(i) (or successor provision) and the issuance of Conversion Shares in excess of the Issuable Maximum without shareholder approval would violate
NASD Rule 4350(i) (or successor provision).

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      6. Conversion Price; Mechanics of Conversion.

            (a) Conversion Price. Subject to Section 7, the "Conversion Price" as of any Conversion Date shall automatically be the lesser of (i) $3.00 per share, which is the conversion price at which EKI will, concurrently with the Closing hereunder, convert the EKI Indebtedness, and (ii) the Common Stock per-share price paid by any investor (including EKI or an affiliate thereof) to EarthShell for shares of Common Stock or any instrument convertible into or exercisable or exchangeable for shares of Common Stock (a "Convertible Instrument") at any time during the period commencing on the date hereof and ending on the earlier of the applicable Conversion Date or the third anniversary of the Closing Date (for purposes of this clause (ii), the Common Stock per-share price will be calculated on the date such Common Stock or Convertible Instrument is issued to such investor as the lowest of (A) the per-share price paid for each share of Common Stock issued; or (B) the Common Stock per-share conversion, exercise or exchange price set forth in the Convertible Instrument; or (C) if such conversion or exercise price is not stated in the Convertible Instrument, the Common Stock per-share price shall be based on the number of shares of Common Stock that would be received by the holder upon the conversion, exercise or the exchange and the total price paid by the investor to EarthShell for the instrument or portion thereof which may be converted, exercised or exchanged for the shares of Common Stock, plus the amount paid, if any, by the investor to EarthShell upon the conversion, exercise or exchange for the shares of Common Stock); provided that it is agreed that the price per share paid by the investors in connection with the equity investment in satisfaction of the Closing conditions set forth in Section 11(a) shall be included for purposes of this clause (ii). For purposes of clause (ii), the issuances of Common Stock upon exercise of employee or director stock options, the issuances of restricted stock to employees of EarthShell in the ordinary course and the issuances of shares of Common Stock upon the exercise, exchange or conversion of securities of EarthShell existing on the date of the Closing as set forth in Schedule 14.4 shall not be counted in determining the Conversion Price. For the avoidance of doubt, the Conversion Price shall not be subject to adjustment under clause (ii) above after the third anniversary of the Closing Date. The number of underlying shares of Common Stock issuable upon any conversion in respect of the Deficiency (the "Conversion Shares") shall equal the outstanding amount of the Deficiency to be converted divided by the Conversion Price on the Conversion Date.

            (b) Issuance of Conversion Shares. Upon conversion of all or any portion of the Deficiency, EarthShell shall promptly (but in no event later than three trading days after the Holder Conversion Notice) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Conversion Shares. The Holder, or any person so designated by the Holder to receive Conversion Shares, shall be deemed to have become holder of record of such Conversion Shares as of the Conversion Date.

            (c) Obligation. Subject to the terms of this Agreement, EarthShell's obligations to issue and deliver Conversion Shares upon conversion in respect of all or any portion of the Deficiency in accordance with the terms hereof are absolute and unconditional.

            (d) Rescission. If by the third trading day after a Conversion Date EarthShell fails to deliver to the Holder such Conversion Shares in such amounts and in the manner required hereunder, then the Holder will have the right to rescind the Conversion Notice pertaining thereto by giving written notice to EarthShell prior to such Holder's receipt of such Conversion Shares.

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            (e) Reservation. EarthShell covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Conversion Shares as required hereunder, the number of Conversion Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) the entire Deficiency (taking into account the adjustments of
Section 7), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. EarthShell covenants that all Conversion Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, and issued and fully paid and nonassessable, free and clear of all liens, encumbrances, charges or adverse claims of any kind.

      7. Adjustment of Conversion Price; Pro Rata Distributions; Fundamental Transactions; Certain Notices. The Conversion Price is subject to adjustment from time to time as set forth in this Section 7. Notwithstanding anything in Sections 7(a), (c) and (d) to the contrary, equitable adjustments to the Conversion Price determined under Section 6(a)(ii) shall be made if the related investment in EarthShell is made following the date of the transactions referenced in Section 7(a), (c) or (d), as applicable.

            (a) Stock Dividends and Splits. If EarthShell, at any time while the Deficiency is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

            (b) Pro Rata Distributions. If EarthShell, at any time while the Deficiency is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness of any kind, which may not be excluded from this clause (i) due to the terms of such indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights, options or warrants to subscribe for or purchase any security, (iv) any other non-cash asset, or (v) any similar distribution (in each case, "Distributed Property"), then, at the request of the Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, EarthShell will deliver to the Holder, within five trading days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Conversion Shares for which the Deficiency could have been converted immediately prior to such record date. Any payments made by EarthShell to the Holder on account of any pro rata distributions made pursuant to this Section 7(b) prior to the Holder converting the Subject Debentures shall reduce, on a dollar-for-dollar basis, the Deficiency as if the payment was made pursuant to Section 4. EarthShell covenants that it will not make any distributions of Distributed Property to the holders of its Common Stock until such time as the Deficiency is paid in full (although EarthShell shall be permitted to declare stock dividends and to made distributions of rights or options to acquire the same, subject to the terms of this Agreement).

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            (c) Fundamental Transactions. If, at any time while the Deficiency is outstanding, (i) EarthShell effects any merger or consolidation of EarthShell with or into another person, (ii) EarthShell effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by EarthShell or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) EarthShell effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 7(a) above) (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of the Deficiency, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if Holder had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, EarthShell shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Deficiency following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to EarthShell or surviving entity in such Fundamental Transaction (or, if different, the ultimate parent of such successor or entity or the entity issuing the Alternate Consideration) shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the terms of this Agreement.

            (d) Reclassifications; Share Exchanges. In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property during the time that the Deficiency is outstanding, the Holder shall have the right thereafter to convert the outstanding balance of the Deficiency only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of Conversion Shares into which such Deficiency could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

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            (e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of EarthShell, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

            (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, EarthShell, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, EarthShell will promptly deliver a copy of each such certificate to the Holder.

            (g) Notice of Corporate Events. If EarthShell (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights, options or warrants to all holders of Common Stock to subscribe for or purchase any capital stock or any other equity or convertible debt security of EarthShell or any subsidiary thereof, (ii) grants any rights, options or warrants to subscribe for or purchase any capital stock or any other equity or convertible debt security of EarthShell or any subsidiary thereof (other than employee and director options that are granted in the ordinary course and rights, options or warrants granted in the ordinary course in partial or full satisfaction of trade or account payables), (iii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iv) authorizes the voluntary dissolution, liquidation or winding up of the affairs of EarthShell, then EarthShell shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and EarthShell will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert the outstanding balance of the Deficiency prior to such time so as to participate in or vote with respect to such transaction. The failure to deliver such notice shall render such corporate action voidable by Holder at Holder's option; provided, however, that a defect in such notice, if properly delivered in accordance with this Agreement, shall not affect the validity of the corporate action described in such notice, and provided, further, any failure to deliver such notice shall not render the transaction voidable if EarthShell was not required to obtain shareholder approval of the Fundamental Transaction.

      8. No Registration; Legends. The Holder understands that the Conversion Shares and the Additional Shares (collectively, the "Registrable Securities") will constitute "restricted securities" inasmuch as they are being acquired from EarthShell in a transaction not involving a public offering, and accordingly may not be resold or transferred without registration under the Securities Act of 1933, as amended (the "Securities Act") or an applicable exemption from such registration. Unless the Registrable Securities are subsequently registered, the Holder may be required to bear the economic risk of such investment indefinitely. The Holder further acknowledges that each certificate representing the Registrable Securities shall be endorsed with substantially the following legend:

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            The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred, assigned or hypothecated except pursuant to an effective registration statement under the Securities Act covering such securities or if such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements under the Securities Act.

      9. Registration Rights.

            (a) Registration Statement. EarthShell shall, no later than sixty
(60) days after the Closing Date (the "Filing Date"), prepare and file at its own expense a Registration Statement with the Securities and Exchange Commission (the "SEC") and appropriate "blue sky" authorities, covering the resale of all of the Conversion Shares by the Holder. EarthShell shall file a Registration Statement for the Additional Shares, if necessary, in accordance with Section 9(i)(b) (which is the clause regarding the timing of the filing of the additional Registration Statement for the Additional Shares). EarthShell shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable and to keep such Registration Statement effective until the Holder has completed the distribution related thereto, but in no event longer than two years from the effective date of such Registration Statement (the "Effectiveness Period").

            (b) Amendments to Registration Statement. EarthShell shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement to keep such Registration Statement effective until the expiration of the Effectiveness Period, and shall cause the related prospectus to be supplemented by any required prospectus supplement, and, as supplemented, to be filed pursuant to Rule 424 under the Securities Act.

            (c) Notification. As promptly as practicable after becoming aware of such event, EarthShell shall notify the Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Holder. EarthShell shall also promptly notify the Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of EarthShell's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

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            (d) Stop Orders. EarthShell shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as practicable and to notify the Holder who of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

            (e) Blue Sky Qualifications. Prior to any offering of Registrable Securities covered by a Registration Statement, EarthShell will register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement, except that EarthShell will not be required to take any actions under this Section 9(e) if such actions would require it to submit to the general taxation of such jurisdiction.

            (f) Cooperation by Holder. The Holder shall cooperate with EarthShell as reasonably requested by EarthShell in connection with the preparation and filing of the Registration Statement, including furnishing to EarthShell in a timely fashion such information regarding the distribution of the Registrable Securities and such other information as may be reasonably required by EarthShell in order to prepare and file the Registration Statement.

            (g) Indemnification by EarthShell. EarthShell will indemnify and hold harmless the Holder and its officers, directors, agents (including, without limitation, counsel), and employees (each of the foregoing, a "Holder Indemnitee") from and against any and all losses, claims, damages and liabilities (including, without limitation, any investigation, legal or other expenses) ("Losses") reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which any Holder Indemnitee may become subject, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by EarthShell or its agents of the Securities Act or the Securities Exchange Act of 1934, as amended, or other federal or state law applicable to EarthShell. EarthShell shall reimburse the Holder Indemnitee for any legal or other expenses incurred by such party in connection with investigating or defending any Losses; provided, however, that EarthShell will not be liable to any Holder Indemnitee for any Losses if any such Losses arise out of or are based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to EarthShell specifically for use therein by the Holder; provided, further, that EarthShell shall not be liable in any such case to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus included in a Registration Statement if (i) to the extent required by law, the Holder failed to deliver a copy of the prospectus prior to or concurrently with the sale of the Registrable Securities to the person asserting such Losses after EarthShell had furnished the Holder on a timely basis with a sufficient number of copies of the same and
(ii) the prospectus corrected such untrue statement or omission; and provided, further, that EarthShell shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and the Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such Losses after EarthShell had furnished the Holder on a timely basis with a sufficient number of copies of the same. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and will survive the transfer of such securities by the Holder.

            (h) Indemnification by Holder. If the Holder sells Registrable Securities under a prospectus that is part of a Registration Statement, then the Holder agrees to indemnify and hold harmless EarthShell, its directors and each officer who signed such Registration Statement, each person who controls EarthShell (within the meaning of Section 15 of the Securities Act), and each of EarthShell's agents (including counsel) (each of the foregoing, an "EarthShell Indemnitee") for any Losses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which any EarthShell Indemnitee may become subject, but only to the extent, that such Losses arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Holder furnished to EarthShell by the Holder expressly for use therein. Such indemnity will not apply if the EarthShell Indemnitee knew of, or, with the exercise of normal and customary diligence, should have known of, Holder's untrue statement or omission.

            (i) Failure to File. If (i) the Registration Statement is not filed on or prior to the Filing Date (if EarthShell files a Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 9(j) hereof, EarthShell shall not be deemed to have satisfied this clause (i)), or (ii) the Registration Statement covering the Registrable Securities is not declared effective by the SEC on or prior to its required Effectiveness Date (as defined below), or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Holder as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of thirty (30) trading days (which need not be consecutive) (any such failure or breach being referred to as an "Event," and for purposes of clauses
(i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) trading day-period is exceeded, being referred to as "Event Date"), then in addition to any other rights the Holder may have hereunder or under applicable law: on each such Event Date, EarthShell shall pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the then outstanding balance of the Deficiency; and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, EarthShell shall pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the then outstanding balance of the Deficiency. If EarthShell fails to pay any partial liquidated damages pursuant to this Section 9(i) in full within seven days after the date payable, EarthShell will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. "Effectiveness Date" means with respect to the Registration Statement(s) required to be filed under Section 9(a), the earlier of: (x)(aa) the 60th day following the Filing Date; provided, that, if the SEC reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the SEC, then the Effectiveness Date under this clause (x)(aa) shall be the 90th day following the Filing Date, and (bb) the fifth trading day following the date on which EarthShell is notified by the SEC that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, (y) with respect to any additional Registration Statements that may be required to register the resale of any Additional Shares, the earlier of (aa) the 30th day following the date on which EarthShell first has the obligation to issue such Additional Shares (which shall be a "Filing Date" for purposes of the liquidated damages provisions of this Section 9(i)); provided, that, if the SEC reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the SEC, then the Effectiveness Date under this clause (y)(aa) shall be the 90th day following the date that EarthShell first has the obligation to issue such Additional Shares, and (bb) the fifth trading day following the date on which EarthShell is notified by the SEC that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments, and (z) with respect to any additional Registration Statements that may be required pursuant to Section 9(l), the earlier of (aa) the 30th day following (AA) if such registration statement is required because the SEC shall have notified EarthShell in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the SEC shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (BB) if such Registration Statement is required for a reason other than as described in (AA) above, the date on which EarthShell first knows, or reasonably should have known, that such additional Registration Statement(s) is required (which shall be a "Filing Date" for purposes of the liquidated damages provisions of this Section 9(i)); provided, that, if the SEC reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the SEC, then the Effectiveness Date under this clause
(BB) shall be the 90th day following the date that EarthShell first knows, or reasonably should have known, that such additional Registration Statement is required under such Section, and (bb)the fifth trading day following the date on which EarthShell is notified by the SEC that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

            (j) Provision of Information. Not less than three trading days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, EarthShell shall furnish to the Holder copies of the "selling stockholders" section of such document, the "plan of distribution" and any risk factor contained in such document that addresses specifically this transaction or the selling stockholders, as proposed to be filed, which documents will be subject to the review of the Holder. EarthShell shall not file a Registration Statement, any prospectus or any amendments or supplements thereto in which the "selling stockholder" section thereof differs from the disclosure received from the Holder.

            (k) Notification Requirements. EarthShell shall notify the Holder as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three trading days prior to such filing) and (if requested by the Holder) confirm such notice in writing no later than one trading day following the day
(i)(A) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies EarthShell whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (EarthShell shall provide true and complete copies thereof and all written responses thereto to the Holder that pertain to the Holder as a selling stockholder or to the plan of distribution, but not information that EarthShell believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by EarthShell of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of such Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (l) Failure to Include all Registrable Securities in Registration Statement. If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement(s) filed pursuant to
Section 9(a), or for any other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement, then EarthShell shall prepare and file by the Filing Date for such Registration Statement (which shall mean the 30th day following the date on which EarthShell is notified by the SEC in writing that certain Registrable Securities were not eligible for inclusion on a previously filed registration statement), an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1, S-2 or S-3. EarthShell shall cause each such Registration Statement to be declared effective as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective during the entire Effectiveness Period.

      10. Issuance of Additional Shares. In consideration for the waiver of the Default, if EarthShell issues shares of Common Stock or a Convertible Instrument at any time during the period commencing on the date hereof and ending on the nine month anniversary of the Closing Date and such shares of Common Stock or Convertible Instrument are issued for less than $3.00 per share of Common Stock (with the Common Stock per-share price to be calculated in accordance with Section 6(a)(ii), and subject to adjustment in accordance with Section 7 for the transactions referenced therein to the extent such transactions would affect the Conversion Price determined under Section 6) (the "Issue Price"), then EarthShell shall issue such number of additional shares of Common Stock (the "Additional Shares") to Holder calculated in accordance with the following formula: 750,000 multiplied by a fraction, the numerator of which shall be $3.00 less the Issue Price and the denominator of which shall be $3.00. For purposes of this Section 10, the issuances of Common Stock upon exercise of employee or director stock options, the issuances of restricted stock to employees of EarthShell in the ordinary course and the issuances of shares of Common Stock upon the exercise, exchange or conversion of securities of EarthShell existing on the Closing Date as set forth in Schedule 14.4 shall not be counted in determining whether Holder shall be entitled to receive Additional Shares.

      11. Other Agreements. As an express condition to the Closing, (a) EarthShell must have received at least $2,000,000 in total cash consideration for the issuance of its equity securities, (b) EKI and EarthShell shall have entered into an agreement, substantially in the form attached hereto as Exhibit A, pursuant to which EKI agrees to sell to EarthShell, and EarthShell agrees to purchase from EKI, all, but not less than all, of the remaining Debentures and to terminate all of EKI's rights under the Related Agreements (as defined herein) for a cash payment equal to the total cash consideration, if any, paid by EKI for the Debentures (the "EKI-EC Debenture Purchase Agreement"), and (c) EKI and EarthShell shall have entered into an agreement in substantially in the form attached hereto as Exhibit B, pursuant to which EKI shall convert all of the EKI Indebtedness into shares of Common Stock at a price of no less than $3.00 per share (the "EKI Indebtedness Conversion Agreement"). Upon EarthShell's acquisition of the remaining Debentures, they shall be retired and extinguished.

      12. Closing. Subject to Section 18, the closing of the transactions contemplated herein (the "Closing") shall occur at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, CA 90067, or at such other location as the parties shall mutually designate. Unless otherwise mutually agreed by the parties, the Closing shall occur on the fifth trading day after definitive agreements have been executed between EKI, EarthShell and the holders of all of the outstanding Debentures with respect to the purchase of such Debentures by EKI and [EarthShell shall have entered into a binding agreement to obtain at least $2,000,000 in equity financing in accordance with
Section 11;] provided that if the Closing has not occurred by October 10, 2004, any of the parties may elect to terminate this Agreement. The date the Closing occurs is referred to herein as the "Closing Date." At the Closing, (i) the Holder will assign and transfer to EKI good and valid title in and to the Subject Debentures, including all of its rights under the Loan Agreement, free and clear of any and all liens, charges, options and adverse claims or rights whatsoever ("Restrictions"), by delivering to EKI certificates representing the Subject Debentures, (ii) EKI shall pay to Holder the Cash Consideration by wire transfer of immediately available funds to Holder's account as designated by Holder, (iii) EarthShell shall issue to Holder the Acquired Shares, (iv) EarthShell shall have received at least $2,000,000 for the sale of its equity securities, (v) EarthShell and EKI shall execute and deliver the EKI-EC Debenture Purchase Agreement, and (vi) EKI shall have converted the outstanding EKI Indebtedness into shares of Common Stock at a price of no less than $3.00 per share pursuant to the EKI Indebtedness Conversion Agreement and EarthShell and EKI shall execute and deliver the EKI Indebtedness Conversion Agreement. Each of the parties shall also execute and deliver the assignment and termination agreements and statements that are required to be delivered at the Closing pursuant to Section 16.

      13. Representations and Warranties of EKI. EKI hereby makes the following representations and warranties to EarthShell and Holder as of the date of this Agreement, and upon Closing, shall be deemed to have made the following representations and warranties to EarthShell and Holder as if made again on the Closing Date:

            13.1 Authority. EKI is duly organized, validly existing and in good standing under the laws of the State of Delaware. EKI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            13.2 Due Execution; Validity. This Agreement has been duly executed and delivered by EKI and constitutes the legal, valid and binding obligation of EKI, enforceable against it in accordance with its terms.

      14. Representations and Warranties of EarthShell. EarthShell hereby makes the following representations and warranties to EKI and Holder as of the date of this Agreement, and upon Closing, shall be deemed to have made the following representations and warranties to EKI and Holder as if made again on the Closing
Date:

            14.1 Authority. EarthShell is duly organized, validly existing and in good standing under the laws of the State of Delaware. EarthShell has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            14.2 Due Execution; Validity. This Agreement has been duly executed and delivered by EarthShell and constitutes the legal, valid and binding obligation of EarthShell, enforceable against it in accordance with its terms.

            14.3 Debentures. As of the date of this Agreement, the outstanding aggregate principal amount of the Debentures is $6,800,000.00, subject to the 25% premium as a result of the Default that has been committed.

            14.4. Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of EarthShell (whether or not presently convertible or exchangeable for shares of capital stock of EarthShell ) is set forth in Schedule 14.4. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 14.4, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any natural person or legal entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which EarthShell or any subsidiary thereof is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in Schedule 14.4, there are no anti-dilution or price adjustment provisions contained in any security issued by EarthShell (or in any agreement providing rights to security holders) and the issue and sale of the Conversion Shares will not obligate EarthShell to issue shares of Common Stock or other securities to any natural person or legal entity and will not result in a right of any holder of EarthShell's securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the EarthShell, except as specifically disclosed in Schedule 14.4 and except for Holder, no natural person or legal entity or persons related thereto beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon EarthShell, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

            14.5 Material Changes. Since the date of the latest Form 10-Q filed by EarthShell with the Securities and Exchange Commission (the "SEC Reports"), except as specifically disclosed in the SEC Reports, and in a letter dated June 14, 2004 sent by J. Nicholson Thomas (on behalf of EKI) to Holder, (i) there has been no event, occurrence or development that has had or that could result in a material adverse effect to EarthShell, (ii) EarthShell has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in EarthShell's financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the Securities and Exchange Commission, (iii) EarthShell has not altered its method of accounting or the identity of its auditors, (iv) EarthShell has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) EarthShell has not issued any equity securities to any officer, director or owner of 5% or more of its equity securities, except pursuant to existing stock option plans. EarthShell does not have pending before the SEC any request for confidential treatment of information.

            14.6 Application of Takeover Protections. EarthShell and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under EarthShell's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Holder as a result of Holder and EarthShell fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, EarthShell's issuance of the Registrable Securities and Holder's ownership of the Registrable Securities.

            14.7 Registration of the Shares. The offer, issuance and sale of the Acquired Shares have been registered under the Securities Act pursuant to Registration Statement No. 333-76092.

            14.8 Information. EarthShell has provided to EKI and Holder all material information in its possession regarding the IP Property (as defined in the Security Agreement (as defined in Section 16)) as it relates to the technology licensed to EarthShell by EKI (for purposes of this Agreement, the "IP Property"), and all current licensing and similar type arrangements as of July 16, 2004 and no transactions or events have occurred as of the Closing Date that would have a material adverse effect on the IP Property (it being understood and acknowledged that EarthShell continues to have ordinary course discussions with potential equipment vendors, customers, joint venture partners and licensees).

            14.9 No More Favorable Terms to Purchase Other Debentures. The cash consideration to be paid by EKI for each of the other Debentures to be acquired by EKI does not exceed $1,500,000 multiplied by a percentage, the numerator of which is the principal amount of the Debentures held by such holder and the denominator or which is $6,800,000, and the number of shares of Common Stock issued by EarthShell (whether upon conversion by the holders of such Debentures or otherwise) does not exceed the number determined by dividing (i) the positive difference between 125% of the outstanding principal amount of such Debentures held by such holder and the cash payment to be made by EKI for the acquisition of such Debentures held by such holder, by (ii) $3.00.

      15. Representations and Warranties of Holder. Holder hereby makes the following representations and warranties to EarthShell and EKI as of the date of this Agreement, and upon Closing, shall be deemed to have made the following representations and warranties to EarthShell and EKI as if made again on the Closing Date:

            15.1 Authority. Holder is duly organized, validly existing and in good standing under the laws of its state of formation. Holder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            15.2 Due Execution; Validity. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against it in accordance with its terms.

            15.3 Ownership of the Subject Debentures. Holder has good and marketable title to the Subject Debentures being sold or converted hereunder, and the Subject Debentures are owned by Holder free and clear of any and all Restrictions.

      16. Termination of Rights Under Certain Agreements. Holder understands and agrees that, effective immediately upon the Closing:

            (a) Holder shall have no further rights under the Intellectual Property Security Agreement, dated as of March 5, 2003 (the "Security Agreement"), by and among EarthShell, EKI and the Secured Parties (as defined therein); and

            (b) Holder shall have no further rights under (i) the Subordination Agreement dated as of March 5, 2003 among EKI, Essam Khashoggi, EarthShell and the Senior Creditors (as defined therein), (ii) the Subordination Agreement dated as of March 5, 2003 among BioTec (as defined therein), EarthShell and the Senior Creditors (as defined therein), or (iii) the letter agreement dated as of March 5, 2003 by and among EarthShell, EKI, Essam Khashoggi and the other parties named or referenced therein (collectively, the "Related Agreements").

At the Closing, Holder shall execute and deliver (A) such agreements terminating its rights under the Security Agreement as EarthShell and EKI may reasonably request (including the termination of any financing statements filed pursuant to the Security Agreement), and (B) such assignment and termination agreements as EKI may reasonably request assigning to EKI all of Holder's rights under the Related Agreements.

      17. Waiver. Holder hereby waives any Default under the Subject Debentures and hereby releases EarthShell, EKI and their respective affiliates, shareholders, members, officers, directors, managers, employees and agents from any claims relating to any Default thereunder.

      18. Condition to Closing. It shall be an express condition to the Closing of the transactions contemplated hereby that EKI shall, on or prior to the Closing Date, have acquired all of the outstanding Debentures. If this closing condition is not satisfied, EKI, at its option, may terminate this Agreement.

      19. Miscellaneous.

            19.1 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            19.2 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

            19.3 Invalid Provisions. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

            19.4 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            19.5 Successors and Assigns. Subject to the following sentence, this Agreement will be binding upon, and will inure to the benefit of, the successors, assigns, heirs, executors and estates of the parties hereto. This Agreement may not be assigned or delegated by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, and any attempted assignment or delegation without such consent shall be null and void; provided, however, EKI may sell the Debentures to EarthShell (or its rights to acquire same) upon the exercise of EarthShell's option set forth in Section 11, and provided any party may assign or delegate its rights or obligations hereunder without the consent of the other parties upon the sale, disposition or other transfer of all or substantially all of the assets or equity securities of the party to a successor entity and such successor entity assumes the transferring or assigning party's rights and obligations in full under this Agreement and such successor, if reasonably requested by any other party to this Agreement, executes documents to that effect.

            19.6 Opportunity to Consult Counsel and Other Advisors. Each of the parties hereto acknowledges and understands that such party has had an opportunity to consult with the legal, tax, business and other advisors of such party's choice regarding this Agreement and the transactions contemplated hereby and that such party has read this Agreement carefully and fully understands all of the terms and provisions contained herein and their significance.

            19.7 Further Assurances. Each party hereto shall execute and deliver such further instruments, and take such other actions, as any other party hereto may reasonably request in order to carry out this Agreement and to fully consummate the transactions contemplated hereby, including.

            19.8 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 6:30 p.m. (New York City time) on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to EKI:                 E. Khashoggi Industries, LLC
                                    Attention:  Mr. John Daoud
                                    3916 State Street
                                    Santa Barbara, California 93105
                                    Fax No. 805-563-7594

         With a copy to:            J. Nicholson Thomas, Esq.
                                    Gibson, Dunn & Crutcher LLP
                                    333 South Grand Avenue, Suite 4863
                                    Los Angeles, California 90071
                                    Fax No. 213-229-6628

         If to EarthShell:          EarthShell Corporation
                                    Attention:  Mr. Scott Houston
                                    3916 State Street
                                    Santa Barbara, California 93105
                                    Fax No. 805-571-8292

         With a copy to:            J. Nicholson Thomas, Esq.
                                    Gibson, Dunn & Crutcher LLP
                                    333 South Grand Avenue, Suite 4863
                                    Los Angeles, California 90071
                                    Fax No. 213-229-6628

         If to Holder:              SF Capital Partners Ltd.
                                    Attention: Brian H. Davidson
                                    3600 South Lake Drive
                                    St. Francis, WI  53235
                                    Fax No. 414-294-7700
or such other address as may be designated in writing hereafter, in the same manner, by such party.

            19.9 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by all parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

            19.10 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Sections 9(g) and (h).

            19.11 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the New York Courts (which means the state and federal courts sitting in the City of New York, Borough of Manhattan). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

            19.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

            19.13 Disclosure. On or prior to the date of effectiveness of the registration statement filed by EarthShell pursuant to Section 9, EarthShell shall publicly disclose all material non-public information regarding EarthShell that has been disclosed to Holder.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                         E. KHASHOGGI INDUSTRIES, LLC
                                         ("EKI")

                                         By:  /s/ ESSAM KHASHOGGI
                                              ----------------------------------
                                         Name: ESSAM KHASHOGGI
                                         Title:

                                         EARTHSHELL CORPORATION
                                         ("EARTHSHELL")

                                         By:  /s/ Scott Houston
                                              ----------------------------------
                                         Name: Scott Houston
                                         Title: CFO

                                         SF CAPITAL PARTNERS LTD.
                                         ("HOLDER")

                                         By:  /s/ Brian H. Davidson
                                              ----------------------------------
                                         Name: Brian H. Davidson
                                         Title: Authorized Signatory

Solely for the purpose of evidencing his agreement to comply with his obligations under Section 5(b)(ii) of the Agreement:
/s/ ESSAM KHASHOGGI
- -------------------------------------------------
ESSAM KHASHOGGI

                                    EXHIBIT A
                  [FORM OF EKI-EC DEBENTURE PURCHASE AGREEMENT]

                                    EXHIBIT B
                 [FORM OF EKI INDEBTEDNESS CONVERSION AGREEMENT]

                                  SCHEDULE 14.4
                     [SCHEDULE OF EARTHSHELL CAPITALIZATION]